PACIFIC SECURITY FINANCIAL, INC.
                                                                    EXHIBIT 32.1
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                                 CERTIFICATIONS
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-EXLEY ACT OF 2002



In connection with the Annual Report of Pacific Security Financial, Inc. (the Company) on Form 10-K for the year ended July 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the Report), I, David L. Guthrie, President, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Dated: October 27, 2003



/s/ David L. Guthrie
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David L. Guthrie, President